SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant |X|       Filed by a Party other than the Registrant |_|

Check the appropriate box:

      |_|   Preliminary Proxy Statement

      |_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

      |X|   Definitive Proxy Statement

      |_|   Definitive Additional Materials

      |_| Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           RELIV' INTERNATIONAL, INC.
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (check the appropriate box):

|X|   No Fee Required

                           RELIV' INTERNATIONAL, INC.
                      136 Chesterfield Industrial Boulevard
                          Chesterfield, Missouri 63005

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO
                             BE HELD ON MAY 25, 2004

To: Shareholders of Reliv' International, Inc.

      The Annual Meeting of the shareholders of Reliv' International, Inc. will be held at Reliv' International, Inc., Corporate Headquarters, 136 Chesterfield Industrial Boulevard, Chesterfield, Missouri 63005, on Tuesday, May 25, 2004, at 9:30 a.m., Central Daylight Savings Time, for the following purposes:

      1. To elect 7 directors to hold office during the year following the Annual Meeting or until their successors are elected (Item No. 1 on proxy card);

      2. To ratify the appointment of Ernst & Young LLP as auditors of the Company for 2004 (Item No. 2 on proxy card); and

      3. To transact such other business as may properly come before the meeting.

      The close of business on March 29, 2004, has been fixed as the record date for determining the shareholders entitled to receive notice of and to vote at the Annual Meeting.

      BY ORDER OF THE BOARD OF DIRECTORS


April 24, 2004                                      /s/ Stephen M. Merrick
                                                 ------------------------------
                                                 Stephen M. Merrick, Secretary

                             YOUR VOTE IS IMPORTANT

            It is important that as many shares as possible be represented at the Annual Meeting. Please date, sign, and promptly return the proxy in the enclosed envelope. Your proxy may be revoked by you at any time before it has been voted.

                           RELIV' INTERNATIONAL, INC.
                      136 Chesterfield Industrial Boulevard
                          Chesterfield, Missouri 63005

                                 PROXY STATEMENT

Information Concerning the Solicitation

      This statement is furnished in connection with the solicitation of proxies to be used at the annual shareholders meeting (the "Annual Meeting") of Reliv' International, Inc. (the "Company"), a Delaware corporation, to be held on Tuesday, May 25, 2004. The proxy materials are being mailed to shareholders of record on April 23, 2004.

      The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors of the Company.

      The cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. The Company does not intend to solicit proxies otherwise than by use of the mail, but certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies.

Quorum and Voting

      Only shareholders of record at the close of business on March 29, 2004, are entitled to vote at the Annual Meeting. On that day, there were 15,141,224 shares of Common Stock outstanding. Each share has one vote. A simple majority of the outstanding shares is required to be present in person or by proxy at the meeting for there to be a quorum for purposes of proceeding with the Annual Meeting. A simple majority of the shares present in person or by proxy at the Annual Meeting, at which a quorum is present, is required to elect directors and approve the appointment of the Company's auditors. Abstentions and withheld votes have the effect of votes against these matters. Broker non-votes (shares held of record by a broker for which a proxy is not given) will be counted for purposes of determining shares outstanding for purposes of a quorum, but will not be counted as present for purposes of determining the vote on any matter considered at the meeting.

      A shareholder signing and returning a proxy on the enclosed form has the power to revoke it at any time before the shares subject to it are voted by notifying the Secretary of the Company in writing. If a shareholder specifies how the proxy is to be voted with respect to any of the proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. If a shareholder fails to so specify with respect to such proposals, the proxy will be voted "FOR" the nominees for directors contained in these proxy materials and "FOR" the appointment of the Company's auditors.

Stock Ownership by Management and Others

      The following table provides information concerning the beneficial ownership of Common Stock of the Company by each director and nominee for director, certain executive officers, and by all directors and officers of the Company as a group as of March 29, 2004. In addition, the table provides information concerning the beneficial owners known to the Company to hold more than 5 percent of the outstanding Common Stock of the Company as of March 29, 2004.

                                                      Amount and nature of
          Name of beneficial owner                   beneficial ownership(1)             Percent of class(1)(2)
          ------------------------                   -----------------------             ----------------------
Robert L. and Sandra S. Montgomery(3)                        4,090,223                           25.9%

Carl W. Hastings(4)                                          1,287,976                           8.38%

David G. Kreher(5)                                            567,765                            3.72%

Stephen M. Merrick(6)                                        1,004,411                           6.56%

Donald L. McCain                                              595,464                            3.86%

Marvin W. Solomonson                                          510,506                            3.37%

Thomas T. Moody                                               173,008                            1.14%

Thomas W. Pinnock III                                         115,503                             *%

John B. Akin                                                  33,868                              *%

Donald E. Gibbons, Jr.                                        131,000                             *%

Steven D. Albright                                            69,909                              *%

All Directors and Executive Officers as a Group              8,579,633                          51.09%
(12 persons)

*less than one percent

                       (footnotes continued on next page)

(1) In each case the beneficial owner has sole voting and investment power. The figures include the following number of shares of Common Stock for which an individual has the right to acquire beneficial ownership, within sixty (60) days from March 29, 2004, through the exercise of stock options or warrants: Mr. Montgomery - 653,950, Dr. Hastings - 237,730, Mr. Kreher
      - 124,403, Mr. Merrick -180,058, Mr. McCain - 273,806, Mr. Solomonson - 0,
      Mr. Moody - 52,767, Mr. Pinnock - 53,678, Mr. Akin - 22,321, Mr. Gibbons - 0, and Mr. Albright - 52,820.

(2) The calculation of percent of class is based upon the number of shares of Common Stock outstanding as of March 29, 2004.

(3) Mr. Robert L. Montgomery is Chairman of the Board of Directors, Chief Executive Officer and President of the Company. Mrs. Montgomery is a director of the Company. The Montgomery's mailing address is 136 Chesterfield Industrial Boulevard, Chesterfield, Missouri 63005.

(4) Dr. Carl W. Hastings is Vice President and a director of the Company. Dr. Hastings' mailing address is 136 Chesterfield Industrial Boulevard, Chesterfield, Missouri 63005.

(5) Mr. David G. Kreher is Senior Vice President, Chief Operating Officer and Chief Financial Officer of the Company. Mr. Kreher's mailing address is 136 Chesterfield Industrial Boulevard, Chesterfield, Missouri 63005.

(6) Mr. Stephen M. Merrick is Senior Vice President, Secretary and a director of the Company. Mr. Merrick's mailing address is 136 Chesterfield Industrial Boulevard, Chesterfield, Missouri 63005.

PROPOSAL ONE - ELECTION OF DIRECTORS

      Seven directors will be elected at the Annual Meeting to serve for terms of one year expiring on the date of the Annual Meeting in 2005. Each director elected will continue in office until a successor has been elected. If a nominee is unable to serve, which the Board of Directors has no reason to expect, the persons named in the accompanying proxy intend to vote for the balance of those named and, if they deem it advisable, for a substitute nominee.

      THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF ALL OF THE NOMINEES.

Information Concerning Nominees

      The following is information concerning nominees for election as directors of the Company. Messrs. Montgomery, Kreher, Merrick, McCain and Akin are presently directors of the Company.

      ROBERT L. MONTGOMERY, age 62, Chairman of the Board, Chief Executive Officer and President of the Company. Mr. Montgomery became Chairman of the Board of Directors and Chief Executive Officer of the Company on February 15, 1985, and President on July 1,

1985. Mr. Montgomery has been a director of the Company since 1985. Mr. Montgomery is also the President and a director of Reliv', Inc. and President and a director of Reliv' World Corporation, both wholly-owned subsidiaries of the Company. Mr. Montgomery received a B.A. degree in economics from the University of Missouri in Kansas City, Missouri in 1965.

      DAVID G. KREHER, age 51, Senior Vice President, Chief Operating Officer and Assistant Secretary of the Company. He is also Secretary and a director of Reliv', Inc. and Reliv' World Corporation. Mr. Kreher was employed by the Company in September, 1991, and became Senior Vice President on July 1, 1992. Mr. Kreher was named Chief Operating Officer in January, 2001. Mr. Kreher holds a B.S. degree in accounting from Southwest Missouri State University. Mr. Kreher has been a director of the Company since June 1, 1994 and is the brother-in-law of Robert L. Montgomery.

      STEPHEN M. MERRICK, age 62, Senior Vice President/Corporate and International Development, Secretary, General Counsel and director of the Company since July 20, 1989; and Senior Vice President, Secretary and director of Reliv', Inc. and Reliv' World Corporation. Mr. Merrick is also a principal of the law firm of Merrick & Klimek, P.C. of Chicago, Illinois, and has been engaged in the practice of law for over 30 years. Mr. Merrick has represented the Company and its subsidiaries since the founding of the Company. Mr. Merrick received a Juris Doctor degree from Northwestern University School of Law in 1966. Mr. Merrick is also Executive Vice-President and a director of CTI Industries Corporation (NASDAQ SmallCap Market-CTIB).

      DONALD L. MCCAIN, age 60, has been a director of the Company since July 20, 1989, and is also a director of Reliv', Inc. and Reliv' World Corporation. Mr. McCain is the Corporate Secretary and co-owner of The Baughan Group Inc., formerly Robertson International Inc., a worldwide supplier and manufacturer of mining equipment and supplies with plants and facilities throughout the United States and South Africa. Mr. McCain acquired his interest in The Baughan Group in September, 1995. He is also co-owner of Coal Age Incorporated, a mining equipment manufacturer and rebuilding company. He acquired his interest in Coal Age, Inc. in September, 1994. Mr. McCain co-founded G&T Resources, Inc., an owner and operator of nursing homes, in 1980 and was engaged in the management of that company until he sold his interest in September, 1994. Prior to that time, Mr. McCain privately invested in real estate and owned and operated Expertune, Inc., a company with two locations that specialized in fast oil changes. Mr. McCain was employed in the food processing industry for fifteen years. Most of that time was with Archer Daniels Midland Company as a manager of plant operations.

      JOHN B. AKIN, age 75, has been a director of the Company since June, 1986. Mr. Akin retired as Vice President, A.G. Edwards & Sons and resident manager of the Decatur, Illinois branch office in 1995. Mr. Akin had been associated with A.G. Edwards & Sons as a stock broker, manager and officer since April, 1973. Mr. Akin holds a B.A. degree from the University of Northern Iowa, Cedar Falls, Iowa.

      ROBERT M. HENRY, age 57, has over 30 years of experience in general and financial management. From 2000 to 2003, Mr. Henry served as Chief Executive Officer and Board member for Mannatech, Incorporated, a public multi-level marketing company that sells dietary supplements, wellness and weight-management products to independent distributors. From 1998 to 2000, Mr. Henry acted as an Operating Consultant for Gryphon Investors where he gave advice on the investment opportunities in the direct selling industry. From 1986 to 1998, Mr. Henry served in various executive positions in the advertising, communications, investment and women's apparel industries. From 1982 to 1986, Mr. Henry served as Corporate Controller Worldwide for Amway Corporation, a multi-level marketer of various products. From 1971 to 1982, Mr. Henry served various management roles for Avon Products, Inc., including Regional Controller, Manufacturing/Sales/Distribution, Chief Financial Officer for Avon Fashions, and Manager A/P & Intercompany Accounting. He received a B.S. degree in Accounting from Hunter College in New York and a J.D. from Brooklyn Law School. Mr. Henry has been a member of the New York State Bar since 1975 and also served on the DSA Board of Directors during 2002.

      DENIS ST. JOHN, age 60, is a CPA and principal with the Larson Allen Health Care Group, focusing on physicians and institutions involved in clinics, nursing homes, medical office buildings, and other real estate intensive projects. Mr. St. John's current practice concentration areas involve estate planning, financial planning, and business and real estate financing. Mr. St. John has over 38 years of experience in his field. For fifteen years, Mr. St. John was associated with a large regional firm and a St. Louis firm where he was a partner working primarily in the tax area, serving mid-size, closely held companies. Mr. St. John founded his own firm in 1980, which was ranked in the top 25 accounting firms in St. Louis prior to its acquisition by Larson Allen in 1997. Mr. St. John graduated from the University of Missouri with a Bachelor of Science in Business Administration with a major in Accounting and a minor in Economics. He is a former NASD registered representative, holding Series 6 and 63 securities licenses. Mr. St. John is a member of the Missouri Society of CPAs and the American Institute of CPAs and has been qualified as an expert witness in tax and accounting areas in state and Federal courts and the Supreme Court of Canada.

Executive Officers Other Than Nominees

      DONALD E. GIBBONS, JR., age 48, is Senior Vice President of Worldwide Sales of the Company. Mr. Gibbons was employed by the Company in June, 1991, and became Vice President of Finance. He became Vice President of Distributor Relations in 1992, and accepted the position of Vice President of U.S. Sales in June, 1994. Currently, Mr. Gibbons manages all sales efforts throughout the world. In 1981, Mr. Gibbons, with his wife Elizabeth, became an independent distributor in a network marketing company and operated that home business for 5 years. Mr. Gibbons received a B.A. degree in accountancy from the University of Illinois, Springfield, graduating with highest honors.

      STEVEN D. ALBRIGHT, age 42, is Vice-President of Finance/Controller of the Company. Mr. Albright has been employed by the Company since February 1992 as Controller. From 1987 to 1992, Mr. Albright was employed as Assistant Controller for Kangaroos USA, Inc., an athletic shoe importer and distributor. From 1983 to 1987, Mr. Albright was employed by the public accounting firm of Ernst & Young. Mr. Albright has a B.S. degree in Accountancy from the University of Illinois at Urbana-Champaign and is a CPA.

Committees of the Board of Directors

      The Company's Board of Directors has standing Management, Compensation and Audit Committees. The Board of Directors met 4 times during 2003. No director attended less than 75% of the combined Board of Directors and Committee meetings.

      The Compensation Committee is composed of Messrs. McCain, Merrick and Akin. The Compensation Committee reviews and makes recommendations to the Board of Directors concerning the compensation of officers and key employees of the Company. The Compensation Committee met 1 time during 2003.

      The Management Committee reviews operations and policies of the Company on a regular basis. The Management Committee is composed of four members of the Board of Directors, including Messrs. Montgomery, Kreher and Merrick, Mrs. Sandra Montgomery, as well as several other members of top management. The Management Committee met 10 times during 2003.

      The Company has a Sales and Marketing Committee that meets on a regular basis to discuss sales and marketing ideas and strategies as well as plan upcoming distributor events. The Sales and marketing Committee met 5 times during 2003 and is made up of 6 members of the Board of Directors, including Messrs.Montgomery, Kreher, Merrick, Pinnock and Moody, Mrs. Sandra Montgomery, as well as several other members of management that are involved with Company sales and marketing.

      The Company does not have a standing nominating committee or committee performing similar functions. All of the independent directors of the Board of Directors of the Company participated in the nominating process and voted in favor of the nomination of the directors nominated for election at the annual meeting of shareholders to be held on May 25, 2004. The Company's Board of Directors intends to establish a nominating committee during 2004 in accordance with rules of the Securities and Exchange Commission and of the NASDAQ Stock Market.

      Audit Committee

      Since 2000, the Company has had a standing Audit Committee, which is presently composed of Mr. McCain, Mr. Akin and Mr. Solomonson. Mr. McCain has been designated and is the Company's "Audit Committee Financial Expert" pursuant to Item 401 of Regulation S-K of the Exchange Act. The Audit Committee held 4 meetings during fiscal year 2003, including quarterly meetings with management and the independent auditors to discuss the Company's financial statements. Mr. McCain and each appointed member of the Committee satisfies the definition of "independent" as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. The Company's Board of Directors has adopted a written charter for the Audit Committee, a copy of which has been attached to this Proxy Statement as Exhibit A. The Audit Committee reviews and makes recommendations to the Company about its financial reporting requirements. Information regarding the functions performed by the Committee is set forth in the "Report of the Audit Committee," as follows:

                          Report of the Audit Committee

      The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

      The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including but not limited to those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU ss.380). In addition, the Committee has discussed with the independent auditors the auditor's independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board.

      The Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of Ernst & Young LLP as the Company's independent auditors.

Donald L. McCain, Audit Committee Chair
John B. Akin, Audit Committee Member
Marvin Solomonson, Audit Committee Member

Executive Compensation

      The following table sets forth a summary of the compensation paid during the last three fiscal years to the Chief Executive Officer of the Company and to each of the four most highly compensated officers of the Company who were officers of the Company at December 31, 2003, and any executive officer who left during the last fiscal year who would have been included in this group (the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                                         Long-Term
                                                                                        Compensation
                                                         Annual Compensation               Awards
                                                         -------------------               ------
                                                        Salary           Bonus            Options/            All other
   Name and Principal Position             Year           ($)             ($)              SARs(#)          compensation
                                                                                                                 ($)
------------------------------------------------------------------------------------------------------------------------
Robert L. Montgomery                       2003        $642,625        $366,660(1)              --           $286,600(7)
Chief Executive Officer                    2002        $642,625        $207,545(1)              --           $ 15,227(8)
and President                              2001        $578,364        $ 32,480(1)         297,618(4)        $ 13,727(9)

David G. Kreher                            2003        $300,000        $235,710(1)              --           $ 11,044(7)
Senior Vice President and Chief            2002        $300,000        $124,328(1)              --           $  9,517(8)
Operating Officer                          2001        $238,500        $ 20,880(1)         142,857(5)        $  7,996(9)

Carl W. Hastings                           2003        $270,000              --                 --           $ 12,792(7)
Vice President                             2002        $270,000              --                 --           $ 11,160(8)
                                           2001        $298,868              --             17,857(6)        $  9,561(9)

Donald E. Gibbons, Jr.                     2003        $225,000        $175,880(2)              --           $  9,457(7)
Senior Vice President of                   2002        $225,000        $119,932(3)              --           $  8,690(8)
Worldwide Sales                            2001        $212,500        $  5,924(1)          71,428(5)        $  7,918(9)

Steven D. Albright                         2003        $130,000        $ 65,475(1)              --           $  9,240(7)
Vice President of                          2002        $122,500        $ 37,063(1)              --           $  8,483(8)
Finance/Controller                         2001        $112,500        $  5,800(1)          27,976(5)        $  5,179(9)

----------
(1)   Reflects bonus payments under the Company's 2001 Incentive Compensation
      Plan.

(2) Reflects bonus payments of $39,285 under the Company's 2001 Incentive Compensation Plan and bonus payments totaling $136,595 pursuant to a U.S./Canadian sales incentive program based on sales volume in these two countries.

(3) Reflects bonus payments of $22,223 under the Company's 2001 Incentive Compensation Plan and bonus payments totaling $97,709 pursuant to a U.S./Canadian sales incentive program based on sales volume in these two countries.

(4) Non-qualified and incentive stock options issued on July 17, 2001, pursuant to the Company's 2001 Stock Option Plan.

(5) Incentive stock options issued on July 17, 2001, pursuant to the Company's 2001 Stock Option Plan.

                       (footnotes continued on next page)

(6) Non-Qualified stock options issued on July 17, 2001, pursuant to the Company's 2001 Stock Option Plan.

(7) Includes the value of cash contributions by the Company to the Reliv' International, Inc. 401(k) Plan, a defined contribution plan, of $10,500 for each of Messrs. Montgomery, Hastings, and Kreher, and $9,000 for each of Messrs. Gibbons and Albright. Also includes the portion of premiums paid by the Company on life insurance policies on each executive's life attributable to the death benefit, to which each executive's estate is entitled. The allocated portion of premium paid was $6,964 for Mr. Montgomery, $2,292 for Dr. Hastings, $544 for Mr. Kreher, $447 for Mr. Gibbons and $240 for Mr. Albright. Also includes $269,136 in realized value from the exercise of non-qualified stock options in 2003 by Mr. Montgomery.

(8) Includes the value of cash contributions by the Company to the Reliv' International, Inc. 401(k) Plan, a defined contribution plan, of $9,000 for each of Messrs. Montgomery, Hastings and Kreher, and $8,250 for each of Messrs. Gibbons and Albright. Also includes the portion of premiums paid by the Company on life insurance policies on each executive's life attributable to the death benefit, to which each executive's estate is entitled. The allocated portion of premium paid was $6,227 for Mr. Montgomery, $2,160 for Dr. Hastings, $517 for Mr. Kreher, $440 for Mr. Gibbons and $233 for Mr. Albright. (See "Employment Agreements.")

(9) Includes the value of cash contributions by the Company to the Reliv' International, Inc. 401(k) Plan, a defined contribution plan, of $7,500 for each of Messrs. Montgomery, Hastings, Kreher and Gibbons, and $4,955 for Mr. Albright. Also includes the portion of premiums paid by the Company on life insurance policies on each executive's life attributable to the death benefit, which each executive's estate is entitled to. The allocated portion of premium paid was $6,227 for Mr. Montgomery, $2,061 for Mr. Hastings, $496 for Mr. Kreher, $418 for Mr. Gibbons and $224 for Mr. Albright. (See "Employment Agreements.")

      The Company has never granted any stock appreciation rights. During the period from January 1, 1998 to December 31, 2003, there have been no awards or payments made for long term incentive compensation (other than stock option grants ) and there have been no restricted stock awards to any of the Named Executives.

      During fiscal year ended December 31, 2003, the Company did not make any stock option grants to purchase the Company's Common Stock.

      The following table provides information related to options to purchase the Company's Common Stock exercised by the Named Executives during the fiscal year ended December 31, 2003, and the number and value of such options held as of the end of such fiscal year:

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

                                                              Number of securities           Value of unexercised in-
                             Shares          Value           underlying unexercised           the-money options/SARs
                           acquired on     realized         options/SARs at year end            at fiscal year end
             Name          exercise (#)       ($)         (#) exercisable/unexercisable    ($) exercisable/unexercisable(1)
             ----          ------------       ---         -----------------------------    --------------------------------
Robert L. Montgomery        77,767           $306,573            510,682/378,764                2,031,070/1,639,502

Carl W. Hastings               0             $0                     237,730/0                        941,402/0

David G. Kreher             75,496           $365,331               124,403/0                        465,964/0

Donald E. Gibbons, Jr.         0             $0                     114,876/0                        505,819/0

Steven D. Albright             0             $0                      52,820/0                        232,269/0

Stephen M. Merrick             0             $0                     180,058/0                        794,848/0

----------
(1) The value of unexercised in-the-money options is based on the difference between the exercise price and the fair market value of the Company's Common Stock on December 31, 2003.

Figures contained in the above table and elsewhere in this Proxy Statement regarding the number and exercise price of options have been adjusted to reflect a 5 for 4 stock split granted to holders of record on November 14, 2003.

Compensation Committee Report on Executive Compensation

      The Compensation Committee of the Board of Directors of the Company is composed of three members of the Board of Directors. The Compensation Committee is responsible for establishing the standards and philosophy of the Board of Directors regarding executive compensation, for reviewing and evaluating executive compensation and compensation programs, and for recommending levels of salary and other forms of compensation for executives of the Company to the Board of Directors. The full Board of Directors of the Company is responsible for setting and administering salaries, bonus payments and other compensation awards to executives of the Company.

      Compensation Philosophy

      The philosophy of the Compensation Committee, and of the Board of Directors of the Company, regarding executive compensation includes the following principal components:

            To attract and retain quality executive talent, which is regarded as critical to the long and short-term success of the Company, in substantial part by offering compensation programs which provide attractive rewards for successful effort.

            To provide a reasonable level of base compensation to senior executives and to provide annual incentive compensation based on the success and profitability of the Company.

            To create a mutuality of interest between executive officers of the Company and shareholders through long-term compensation structures, particularly stock option programs, so that executive officers share the risks and rewards of strategic decision making and its effect on shareholder value.

      The Compensation Committee has recommended, and the Board of Directors has determined, to take appropriate action to comply with the provisions of Section 162(m) of the Internal Revenue Code so that executive compensation will be deductible as an expense to the fullest extent allowable.

      The Company's executive compensation program consists of two key elements:
(i) an annual component consisting of base salary and incentive compensation and
(ii) a long-term component, principally stock options.

      Annual Base Compensation

      The Compensation Committee recommends annual salary levels for each of the Named Executives, and for other senior executives of the Company, to the Board of Directors. The recommendations of the Compensation Committee for base salary levels for senior executives of the Company are determined annually, in part, by evaluating the responsibilities of the position and examining market compensation levels and trends for similar positions in the marketplace.

      Additional factors which the Compensation Committee considers in recommending annual adjustments to base salaries include: results of operation of the Company, sales, shareholder returns, and the experience, work-performance, leadership and team building skills of each executive. The Company receives information from the Chief Executive Officer with regard to these matters. While each of these factors is considered in relatively equal weight, the Compensation Committee does not utilize performance matrices or measured weightings in its review. Each year, the Compensation Committee conducts a structured review of base compensation of senior executives with input from the Chief Executive Officer.

      Annual Incentive Compensation.

      During 2001, the Compensation Committee recommended and the Board of Directors approved an annual incentive compensation plan for members of management. Under the terms of the plan, a percentage of net income above the annual rate of income of $250,000 is allocated to be paid to senior executives and managers of the Corporation. The amount of profit and incentive compensation for each participant is determined on a quarterly basis. During 2003, incentive compensation under the plan was paid to Robert L. Montgomery, David G. Kreher, Donald E. Gibbons, Jr, Steven D. Albright, Stephen M. Merrick, Scott Montgomery, David Barnes, Steve Hastings, Ron McCain and Ryan Montgomery and 13 other managers of the Company.

      Long-Term Component - Stock Options

      The long-term component of compensation provided to executives of the Company has been in the form of stock options. The Compensation Committee has recommended to the Board of Directors that a significant portion of the total compensation to executives be in the form of incentive stock options. Stock options are granted with an exercise price equal to or greater than the fair market value of the Company's Common Stock on the date of the grant. Stock options are exercisable between one and ten years from the date granted. Such stock options provide incentive for the creation of shareholder value over the long-term since the full benefit of the compensation package for an executive cannot be realized unless an appreciation in the price of the Company's Common Stock occurs over a specified number of years.

      The magnitude of the stock option awards are determined annually by the Compensation Committee and the Board of Directors. Generally, the number of options granted to an executive has been based on the relative salary level of the executive.

      On July 17, 2001, incentive stock options to purchase up to 291,666, 178,571, 89,285, and 34,970 shares of the Company's Common Stock were granted to Messrs. Montgomery, Kreher, Gibbons, and Albright, respectively, under the 2001 Stock Option Plan (the "2001 Plan"). In addition, on July 17, 2001, non-qualified stock options to purchase up to 80,356 and 22,321 shares of the Company's Common Stock were granted to Messrs. Montgomery and Hastings respectively, under the 2001 Plan.

      There were no stock options granted to any of the Named Executives in 2000, 2002 and 2003.

      CEO Compensation

      The Compensation Committee utilizes the same standards and methods for recommending annual base compensation for the Chief Executive Officer of the Company as it does for other senior executive officers of the Company.

      In 1997, the Company entered into an Employment Agreement with Robert L. Montgomery, Chief Executive Officer of the Company, providing that Mr. Montgomery's base annual compensation would not be less than $485,000. During 2001, 2002 and 2003, upon the recommendation of the Compensation Committee, the base salary of Mr. Montgomery was $578,364, $642,625 and $642,625 respectively. In 2001, 2002 and 2003, annual incentive compensation was paid to Mr. Montgomery in the amounts of $32,480, $207,545 and $366,660, respectively, under the Company's annual incentive compensation plan based on profits of the Company.

      The Compensation Committee recommended that Mr. Montgomery (and other senior executives of the Company), receive incentive and non-qualified stock options, consistent with observed market practices, so that a significant portion of his total compensation will be based upon, and consistent with, returns to shareholders. In 2001, Mr. Montgomery was granted incentive stock options to purchase up to 291,666 shares of the Company's Common Stock, and non-qualified stock options to purchase up to 80,356 shares of the Company's Common Stock. In 2002 and 2003, no stock options were granted to Mr. Montgomery.

                       Compensation Committee:
                       Donald L. McCain, John B. Akin, Stephen M. Merrick

Compensation Committee Interlocks and Insider Participation

      Stephen M. Merrick, a member of the Compensation Committee, is a Senior Vice President of the Company. Mr. Merrick is a principal of the law firm of Merrick & Klimek, P.C. and has served as General Counsel to the Company and its subsidiaries since the founding of the Company. During the year ended December 31, 2003, the aggregate amounts paid or incurred by the Company to Merrick & Klimek, P.C. and Stephen M. Merrick for services to the Company and its subsidiaries was $372,000.

Comparative Stock Price Performance Graph

      The following graph compares, for the period January 1, 1999 to December 31, 2003, the cumulative total return (assuming reinvestment of dividends) on the Company's Common Stock with (i) NASDAQ Stock Market Index (U.S.) and (ii) a peer group including the following companies: Mannatech, Inc., Nature's Sunshine Products, Inc., Advanced Nutraceuticals, Inc. Rexall Sundown, Inc. and USANA Health Sciences, Inc. The peer group consists of other companies marketing nutritional products through direct sales. The graph assumes an investment of $100 on January 1, 1999, in the Company's Common Stock and each of the other investment categories.

      The historical stock prices of the Company's Common Stock shown on the graph below are not necessarily indicative of future price performance. Per share value as of December 31, 1999, 2000, 2001, 2002 and 2003 is based on the Common Stock's closing price as of such date. All prices reflect a 5 for 4 stock split issued to holders of record on November 14, 2003.

      The information under this heading and under the headings "Report of the Audit Committee" and "Compensation Committee Report on Executive Compensation" shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under such Acts.

                          Total Return To Shareholders
                      (Includes reinvestment of dividends)

                                                             ANNUAL RETURN PERCENTAGE
                                                                    Years Ending

Company Name / Index                             Dec99        Dec00       Dec01       Dec02        Dec03
---------------------------------------------------------------------------------------------------------
RELIV INTERNATIONAL INC                         -49.75        21.21        0.00      343.81        37.34
NASDAQ STOCK MARKET (U.S)                        85.43       -39.69      -20.63      -30.86        49.51
PEER GROUP                                      -32.54       -49.64       72.30       15.74       219.29

                                                                 INDEXED RETURNS
                                  Base                             Years Ending
                                 Period
Company Name / Index              Dec98          Dec99        Dec00       Dec01       Dec02        Dec03
---------------------------------------------------------------------------------------------------------
RELIV INTERNATIONAL INC            100           50.25        60.91       60.91      270.32       371.26
NASDAQ STOCK MARKET (U.S)          100          185.43       111.83       88.76       61.37        91.75
PEER GROUP                         100           67.46        33.97       58.53       67.75       216.32

Employment Agreements

      In June, 1997, the Company entered into an Employment Agreement with Robert L. Montgomery replacing a prior agreement. The Agreement was originally for a term of six years commencing on January 1, 1997 with a provision for automatic one year renewal terms, and provides for Mr. Montgomery to receive base annual compensation during the term of not less than $485,000. Mr. Montgomery is also to participate in the annual incentive compensation and the long-term incentive compensation plans of the Company adopted in April, 1994, the Company's stock option plan and such other compensation plans as the Company may from time to time have for executives of the Company. In the event of Mr. Montgomery's death during the term of the Agreement, payments equal to his total compensation under the Agreement will be made to his heirs for a period of six months. The Agreement also allows Mr. Montgomery the option, upon reaching age 60, to reduce his level of service to the Company by approximately one-half with a corresponding decrease in position and compensation. Mr. Montgomery also has the option upon reaching age 60 to terminate his active service, and continue in a consulting capacity. The term of the consulting period shall be 10 years and Mr. Montgomery will receive approximately 20% of his prior annual compensation as a consulting fee. The Agreement includes the obligation of Mr. Montgomery to maintain the confidentiality of confidential information of the Company and contains a covenant of Mr. Montgomery not to compete with the Company.

      In January, 2002, the Company entered into a Services Agreement with Dr. Hastings replacing a prior Employment Agreement. The Services Agreement is for a period of twenty years. The employment of Dr. Hastings shall be for a term commencing on July 1, 2001 and expiring on June 30, 2006. During the initial term of employment, the Company shall pay Dr. Hastings a basic salary at the rate of $22,500 per month. Upon expiration of the term of employment, Dr. Hastings shall be retained to provide consulting services to the Company for the remainder of the term of the Services Agreement. During the consulting term, the Company shall pay Dr. Hastings the sum of $10,000 per month. During the term of the Services Agreement, the Company shall be entitled to use the name and likeness of Dr. Hastings in connection with promotional materials and activities of the Company. The Services Agreement also includes the obligation of Dr. Hastings to maintain the confidentiality of confidential information of the Company and to assign to the Company any and all inventions made or conceived by him during the term of the agreement and a covenant of Dr. Hastings not to compete with the Company.

      In April, 2002, the Company entered into Employment Agreements with David
G. Kreher, Senior Vice President and Chief Operating Officer and Donald E. Gibbons, Jr., Senior Vice President of Worldwide Sales. The initial terms of the agreements expire in April, 2003, thereafter automatically renewing for one year terms unless written notice is given more than 30 days prior to expiration of the term. The Agreements provide for Mr. Kreher and Mr. Gibbons to receive base annual compensation of not less than $300,000 and $225,000, respectively. Both are also to participate in the annual incentive compensation and long-term incentive compensation plans of the Company adopted in April, 1994, the Company's stock option plan and such other compensation plans as the Company may from time to time have for executives of the Company. The Agreements include the obligation of Mr. Kreher and Mr. Gibbons to maintain the confidentiality of confidential information of the Company.

      In March, 1997, the Company entered into Split Dollar Agreements with Robert L. Montgomery, Carl W. Hastings, David G. Kreher, Donald E. Gibbons, Jr. and Steven D. Albright, whereby the Company pays the premiums on life insurance policies covering these executive's lives. Upon the death of an executive, the Company shall be entitled to receive the greater of (i) one-third of the insurance proceeds, (ii) the cash surrender value of the policy and (iii) the total premiums paid under the policy, with the executive receiving the balance of the insurance proceeds. On termination of the Agreement prior to an executive's death, the executive shall have the right to purchase the policy for the greater of (i) the cash surrender value of the policy and (ii) the total premiums paid under the policy. The policy amounts are $3,124,000 for Mr. Montgomery, $1,770,000 for Dr. Hastings, $750,000 for each of Messrs. Kreher and Gibbons, and $500,000 for Mr. Albright.

      In March, 1997, the Company entered into Salary Continuation Plan Agreements with David G. Kreher, Donald E. Gibbons, Jr. and Steven D. Albright. The Agreements provide for continuation of these executive's salaries upon termination of employment or retirement, after these executives have reached the age of 55 and have been employed by the Company for 15 years. Salary continuation payments are also made in the event the executive is terminated prior to reaching these thresholds for other than cause as defined in the Agreements. Payments are to be made for a period of 10 years and the amount of the payments are based on the executive's age at the time of retirement or termination of employment.

Compensation of Directors

      Members of the Board of Directors who were not employees of the Company received $1,000 per attendance at meetings of the Board of Directors and Committees thereof. One member of the Board who is not an employee of the Company received compensation of $1,000 per month for his services and $2,000 per attendance at meetings of the Board of Directors or any Committees of the Board. If a Board member attends more than one meeting of the Board or Committee of the Board during the same month, the attendance fee is 150% of the basic attendance fee. In 2003, no stock options were issued to any member of the Board of Directors. (See "Stock Ownership by Management and Others").

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the NASDAQ Stock Market. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on a review of the copies of such forms furnished to the Company, or written representations that no Form 5's were required, the Company believes that during calendar year 2003, all Section 16(a) filing requirements applicable to the officers, directors and ten percent beneficial owners were complied with except that (1) Donald McCain filed 2 late reports covering 5 transactions; (2) Donald Gibbons filed 6 late reports covering 7 transactions;
(3) John Akin filed 1 late report covering 3 transactions; and (4) Robert L. Montgomery, David G. Kreher and Thomas Pinnock filed 1 late report each, each report covering 1 transaction.

Code of Ethics

      The Company has adopted a code of ethics that applies to its senior executive and financial officers. The Company's Code of Ethics seeks to promote
(1) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships,
(2) full, fair, accurate, timely and understandable disclosure of information to the Commission, (3) compliance with applicable governmental laws, rules and regulations, (4) prompt internal reporting of violations of the Code to predesignated persons, and (5) accountability for adherence to the Code. A copy of the Company's Code of Ethics has been attached to and can be viewed on the Company's internet website at http://www.reliv.com under the section entitled "Investor Relations."

PROPOSAL TWO - SELECTION OF AUDITORS

Ratification of Appointment of Independent Auditors

      The Board of Directors has selected and approved Ernst & Young LLP as the principal independent auditors to audit the financial statements of the Company for 2004, subject to ratification by the shareholders. It is expected that a representative of the firm of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Fees Billed By Independent Public Accountants

      The following table sets forth the amount of audit fees and all other fees billed or expected to be billed by Ernst & Young LLP, the Company's principal auditor, for the years ended December 31, 2003 and 2002:

                                              2003            2002
                                              ----            ----

          Audit Services (1)                $212,500        $182,500
          Audit Related Services (2)          14,280          13,000
          Tax Services (3)                    64,200          63,500
                                            --------        --------

          Total Fees                        $290,980        $259,000
                                            ========        ========

(1) Includes the annual financial statement audit, limited quarterly reviews and statutory audits required internationally.

(2)   Represents fees paid for the annual audit of the Company's 401(k) Plan.

(3) Primarily represents tax services, which include preparation of tax returns and other tax consulting services.

      THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE "FOR" SUCH
RATIFICATION.

Stockholder Proposals for 2005 Proxy Statement

      Proposals by shareholders for inclusion in the Company's Proxy Statement and form of Proxy relating to the 2005 Annual Meeting of stockholders, which is scheduled to be held on May 26, 2005, should be addressed to the Secretary, Reliv' International, Inc., 136 Chesterfield Industrial Boulevard, Chesterfield, Missouri 63005, and must be received at such address no later than December 31, 2004. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the Proxy Statement and Proxy in accordance with applicable law. It is suggested that such proposal be forwarded by certified mail, return receipt requested.

Other Matters to Be Acted Upon at the Meeting

      The management of the Company knows of no other matters to be presented at the meeting. Should any other matter requiring a vote of the shareholders arise at the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

                                                BY ORDER OF THE
                                                BOARD OF DIRECTORS

Dated: April 24, 2004


                                                /s/ Stephen M. Merrick
                                                -----------------------------
                                                Stephen M. Merrick, Secretary

                                    EXHIBIT A

                             AUDIT COMMITTEE CHARTER
                          OF RELIV' INTERNATIONAL, INC.

1.    Organization

      There shall be a committee of the Board of Directors of Reliv' International, Inc. (the "Corporation") to be known as the Audit Committee. This charter (the "Charter") shall govern the operations of the Audit Committee. The Committee shall review and reassess the adequacy of this Charter at least annually, and shall submit any revisions to this Charter to the Board of Directors for their approval. The Audit Committee shall be composed of at least three (3) directors who are independent of the management of the Corporation. A director shall be deemed independent if he is free of any relationship that, in the opinion of the Board of Directors, would interfere with exercise of independent judgment as a Committee member. To ensure that an audit committee member satisfies the definition of "independent" according to both Item 7(d) (3)
(iv) of Schedule 14A under the Securities Exchange Act and Nasdaq's Marketplace Rules, an Audit Committee member may not:

      o have been employed by the Corporation or its affiliates in the current or past three years;

      o have accepted any compensation from the Corporation or its affiliates in excess of $60,000 during the previous fiscal year (except for board service, retirement plan benefits, or non-discretionary compensation);

      o have an immediate family member who is, or has been in the past three years, employed by the Corporation or its affiliates as an executive officer;

      o have been a partner, controlling shareholder or an executive officer of any for-profit business to which the Corporation made, or from which it received, payments (other than those which arise solely from investments in the Corporation's securities) that exceed five percent of the organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

      o have been employed as an executive of another entity where any of the Corporation's executives serve on that entity's compensation committee.

In addition, the Corporation shall have one member who is designated and meets the requirements of an "audit committee financial expert" as that term is defined in Item 401(h) of Regulation S-K of the Exchange Act. An "audit committee financial expert" shall possess all of the following five attributes:

      o An understanding of generally accepted accounting principles ("GAAP") and financial statements;

      o The ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

      o Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Corporation's financial statements, or experience actively supervising one or more persons engaged in such activities;

      o An understanding of internal controls and procedures for financial reporting; and

      o     An understanding of audit committee functions.

      The foregoing attributes must have been acquired by the audit committee financial expert through one or more of the following means:

      (1) Education and experience as a public accountant or a principal financial officer, controller or principal accounting office of a company, or experience in one or more positions involving the performance of similar functions;

      (2)   Experience actively supervising any of the persons referred to in
            (1) above;

      (3) Experience in overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

      (4)   other relevant experience.

All Audit Committee members shall be able to read and understand fundamental financial statements, including but not limited to balance sheets, income statements and cash flow statements.

2.    Statement of Policy

      The Audit Committee shall provide assistance to the Corporation's directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting and financial reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the Corporation. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and counsel or other experts for this purpose.

3.    Responsibilities and Processes

      The primary responsibility of the Audit Committee is to oversee the Corporation's financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Corporation's financial statements, and the independent auditors are responsible for auditing those financial statements. In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Corporation are in accordance with all applicable requirements and are of the highest quality.

      In carrying out these responsibilities, the Audit Committee will:

      3.1 Provide an open avenue of communication between the independent auditor, the internal auditor, management and the Board of Directors. The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee.

      3.2 Meet at least one time per year or more frequently as circumstances require. The Audit Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

      3.3 Review and recommend to the Directors the independent auditors to be selected to audit the financial statements of the corporation, and approve the compensation of the independent auditors. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditor to be proposed for shareholder approval in any proxy statement).

      3.4 Review and concur in the appointment, replacement, reassignment or dismissal of the internal auditor.

      3.5 Confirm and assure the independence of the independent auditors. The Audit Committee has the responsibility for ensuring its receipt from the independent auditors of a formal written statement delineating all relationships between the auditors and the Corporation. The Audit Committee also has the responsibility for actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and for taking, or recommending that the full Board take appropriate action to oversee the independence of the independent auditors.

      3.6 Meet with the independent auditors and internal auditors to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent or internal auditors.

      3.7 Review with the independent auditors and the internal auditor(s) the adequacy and effectiveness of the accounting and financial controls of the Corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. The Audit Committee should also review with the independent and internal auditors the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

      3.8 Inquire of management, the internal auditor(s), and the independent auditors about significant business risks or exposures and assess the steps management has taken to minimize such risk to the Corporation.

      3.9 Review with management, the independent auditors and the internal auditor(s) the interim financial report prior to the filing of the quarterly report on Form 10-Q. The Audit Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards. The Chairman of the Audit Committee may represent the entire Audit Committee for purposes of this review.

      3.10 The Audit Committee shall review with management, the independent auditors and the internal auditor(s) the financial statements to be included in the Annual Report on Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Audit Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards.

      3.11 Review with the Board of Directors and the independent auditors at the completion of the annual examination:

      (a) The Corporation's annual financial statements and related footnotes;

      (b) The independent auditor's audit of the financial statements and his report thereon;

      (c) Any significant changes required in the independent auditor's audit plan;

      (d) Any serious difficulties or disputes with management encountered during the course of the audit; and

      (e) Other matters relating to the conduct of the audit which are to be communicated to the Audit Committee under generally accepted auditor standards.

      3.12 Consider and review with management and the internal auditor(s):

      (a) Significant findings during the year and management's responses thereto;

      (b) Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information;

      (c) Any changes required in the planned scope of their audit plan;

      (d) The internal auditing department budget and staffing; and

      (e) Internal auditing's compliance with appropriate accounting standards.

      3.13 Provide sufficient opportunity for the internal and independent auditors to meet with the members of the Audit Committee with and without members of management present to discuss results of examinations. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting, and auditor personnel, and the cooperation that the independent auditors received during the course of the audit.

      3.14 Review legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies, and programs and reports received from regulators.

      3.15 Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

      3.16 Investigate any matter brought to its attention within the scope of its duties.

      3.17 Report Committee actions to the Board of Directors with such recommendations as the Audit Committee may deem appropriate.

      3.18 The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors.

Effective this 15th day of April, 2004, by order of this Corporation's Board of Directors.


                                                /s/ Stephen M. Merrick
                                           --------------------------------
                                             Stephen M. Merrick, Secretary